SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 3, 2007 (March 30, 2007)

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One MedImmune Way, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On April 2, 2007, MedImmune, Inc. (the “Company”) announced that Mr. Robert H. Hotz, co-chairman and senior managing director of Houlihan Lokey Howard & Zukin, has been appointed as a member of its Board of Directors.  Mr. Hotz was appointed by the Company’s Board of Directors effective as of March 30, 2007 and will serve on the Investment Committee and the Compensation and Stock Committee of the Board of Directors.

Mr. Hotz’s appointment as director was not made pursuant to any arrangement or understanding between Mr. Hotz and any other person.

Pursuant to the Company’s 2003 Non-Employee Directors Stock Option Plan, Mr. Hotz was granted an option to purchase 30,000 shares of the Company’s common stock at the commencement of his service on the Board of Directors.  In subsequent years, he will be entitled to receive an annual grant of an option to purchase 25,000 shares of common stock for his service on the Board of Directors.  These option grants are exercisable and vest over a four year period.  Mr. Hotz will also receive the standard annual cash retainer and meeting attendance fees paid to all non-executive directors.

A copy of the Company’s press release announcing the appointment of Mr. Hotz to the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 2, 2007, titled “MedImmune Announces Addition of Robert H. Hotz to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

Date: April 3, 2007	By:	/s/ William C. Bertrand, Jr.
William C. Bertrand, Jr.
Senior Vice President, General Counsel & Secretary